UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2005

Sunset Financial Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32026	16-1685692
(Commission File Number)	(IRS Employer Identification No.)

10245 Centurion Parkway North, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 425-4099

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

As a result of Michael Pannell’s resignation as the Company’s Chief Financial Officer, his employment agreement with Sunset Financial Resources, Inc. (the “Company”) was terminated in accordance with its terms, except for those provisions, including but not limited to Section 9 thereof, which expressly survive termination of the agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 12, 2005, Michael Pannell, the Company’s Chief Financial Officer, resigned from his position.

On September 6, 2005, the Company hired Stacy Riffe, age 40, as its Executive Vice President – Finance. As a result of Mr. Pannell’s resignation disclosed above, Ms. Riffe was appointed as the Company’s Chief Financial Officer, effective September 13, 2005.

From October 2002 to 2005, Ms. Riffe was the Chief Financial Officer of U.S. Restaurant Properties Inc., which later merged with CNL Restaurant Properties, Inc. to form Trustreet Properties, Inc. (NYSE: TSY), a self-advised restaurant real estate investment trust (REIT). Ms. Riffe was responsible for capital raising, financial reporting and corporate governance. From November 1999 until October 2002, Ms. Riffe served as Chief Financial Officer of Mail Box Capital Corporation d/b/a The Mail Box, a printing and mailing company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2005

SUNSET FINANCIAL RESOURCES, INC.

By:	/s/ George Deehan
George Deehan
President